Exhibit 1.1

7,350,000

HC2 Holdings, Inc.

UNDERWRITING AGREEMENT

November 4, 2015

JEFFERIES LLC
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

Introductory.  HC2 Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 7,350,000 shares of its common stock, par value $0.001 per share (the “Shares”).  The 7,350,000 Shares to be sold by the Company are called the “Firm Shares.”  In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,102,500 Shares as provided in Section 2.  The additional 1,102,500 Shares to be sold by the Company pursuant to such option are collectively called the “Optional Shares.”  The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.”  Jefferies LLC (“Jefferies”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Offered Shares.  To the extent there are no additional underwriters listed on Schedule A, the term “Representative” as used herein shall mean you, as Underwriter, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333‑207470, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The preliminary prospectus supplement dated November 3, 2015 describing the Offered Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.”  As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act.  References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus.  As used herein, “Applicable Time” is 9:00 a.m. (New York City time) on November 4, 2015.  As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule C hereto.  As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).  As used herein, “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Shares, including any Road Show or other investor presentations, if any, made to investors by the Company (whether in person or electronically).

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein.  All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.  All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be.  All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 3(m) of this Agreement.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.	Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a)            Compliance with Registration Requirements.  The Registration Statement has become effective under the Securities Act.  The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.  At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act.  The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Conduct Rule 5110(B)(7)(C)(i). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b)            Disclosure.  Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S‑T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, the Time of Sale Prospectus did not, and at the First Closing Date (as defined in Section 2) and at each applicable Option Closing Date (as defined in Section 2), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(b) below.  There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c)            Free Writing Prospectuses; Road Show.  As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act.  Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified.  Except for the free writing prospectuses, if any, identified in Schedule C, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus.  Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)            Distribution of Offering Material by the Company.  Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representative, the free writing prospectuses, if any, identified on Schedule C hereto.

(e)            The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(f)            Authorization of the Offered Shares.  The Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Offered Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares.

(g)            No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(h)            Subsidiaries and Equity Method Investees.  Each corporation, partnership or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of voting equity securities or interests or which the Company consolidates into its financial statements is listed on Schedule B1 attached hereto (the “Subsidiaries”).  Such schedule lists each such Subsidiary which is a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X of the Exchange Act) (each such subsidiary of the Company, a “Significant Subsidiary”). Each corporation, partnership or other entity which the Company accounts for on an equity basis, directly or indirectly through any of its subsidiaries, is listed on Schedule B2 attached hereto (the “Equity Method Investees”).  Each corporation, partnership or other entity which, directly or indirectly through any of its subsidiaries, constitutes (i) a probable acquisition of the Company, and (ii) has a “significance” in excess of 50% within the meaning of such term under Regulation S-X is listed on Schedule B3 attached hereto (the “Target Entities”).

(i)            No Material Adverse Change.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company, the Subsidiaries and to the knowledge of the Company, the Equity Method Investees and the Target Entities, taken as a whole, (ii) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, or has entered into any transactions not in the ordinary course of business that are material to the Company and the Subsidiaries taken as a whole, and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company’s capital stock (each of clauses (i), (ii) and (iii), a “Material Adverse Change”).

(j)            Independent Accountants.  BDO USA, LLP, Grant Thornton LLP and BDO LLP, who have certified and expressed their respective opinions with respect to the financial statements, including the related notes thereto and supporting schedules contained in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) BDO USA LLP, are independent registered public accounting firm with respect to the Company and the Subsidiaries, (ii) Grant Thornton LLP are an independent auditor with respect to Schuff International, Inc. (“Schuff”) and (iii) BDO LLP are an independent auditor with respect to Bridgehouse Marine Limited (“Bridgehouse Marine”), as applicable, within the applicable rules and regulations adopted by the SEC and as required by the Securities Act, (iv) in compliance with the applicable requirements relating to the qualification of accountants under Regulation S-X, and (v) BDO USA, LLP is a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.  To the Company’s knowledge, Ernst & Young LLP who have certified and expressed their opinion with respect to the financial statements of the Target Entities, including the related notes thereto and supporting schedules incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are independent auditors with respect to the Target Entities  under Rule 101 of the Code of Professional Conduct of the American Institute of CPAs and its interpretations and rulings thereunder.

(k)            Preparation of the Financial Statements.  The financial statements and related notes and supporting schedules of the Company and the Subsidiaries, including those of Schuff and Bridgehouse Marine, as applicable, contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (the “Financial Statements”) present fairly, in all material respects, the financial position, results of operations and cash flows of each such entity on a consolidated basis, where applicable, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles of the United States (“GAAP”) applied on a consistent basis throughout the periods involved and the requirements of Regulation S-X. To the Company’s knowledge, the financial statements and related notes and supporting schedules of the Target Entities contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (the “Financial Statements”) present fairly, in all material respects, the financial position, results of operations and cash flows of each such entity on a consolidated basis, where applicable, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles of the United States (“GAAP”) applied on a consistent basis throughout the periods involved and the requirements of Regulation S-X. The financial data set forth under the captions “Summary Historical and Pro Forma Financial Data” and “Summary Unaudited Pro Forma Financial Information for Completed and Pending Acquisitions” in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been prepared on a basis consistent with that of the Financial Statements and present fairly the financial position and results of operations of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.  No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. The unaudited pro forma financial information and related notes and supporting schedules of the Company and the Subsidiaries contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with the requirements of Regulation S-X and have been properly presented on the bases described therein, and give effect to assumptions used in the preparation thereof are reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  All other financial, statistical and market and industry data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are fairly and accurately presented in all material respects, are based on or derived from sources that the Company believes to be reliable and accurate and are presented on a reasonable basis.  No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)            Accounting System.  The Company makes and keeps accurate books and records and maintain a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s independent auditors and board of directors have been advised of: (i) all “material weaknesses” and “significant deficiencies” (each, as defined in Rule 12b-2 of the Exchange Act), if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls (whether or not remediated); all such material weaknesses and significant deficiencies, if any, have been disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus in all material respects; and since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(m)          Disclosure Controls and Procedures. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.  The statements relating to disclosure controls and procedures made by the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company in the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith are complete and correct.

(n)            Incorporation and Good Standing of the Company and its Significant Subsidiaries.  The Company and each of the Significant Subsidiaries and, to the knowledge of the Company, each of the Target Entities (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company, the Subsidiaries, the Equity Method Investees and the Target Entities taken as a whole, (B) the ability of the Company to perform its obligations under this Agreement, (C) the validity or enforceability of this Agreement, or (D) the consummation of the offering contemplated by this Agreement (each, a “Material Adverse Effect”).

(o)            Capitalization and Other Capital Stock Matters.  All of the issued and outstanding shares of capital stock of the Company and each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights.  The table under the caption “Capitalization” in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including the footnotes thereto) sets forth, as of its date, (i) the actual cash and cash equivalents and capitalization of the Company and the Subsidiaries on a consolidated basis and (ii) the as adjusted cash on a consolidated basis after giving effect to the offering described in the Prospectus under the section entitled “Capitalization”.  All of the outstanding shares of capital stock or other equity interests held by the Company of each subsidiary are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (“Liens”) except (i) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) for Liens that are not material, nor reasonably expected to be material, to the Company and the Subsidiaries taken as a whole, and (iii) for restrictions on transfer imposed by the Securities Act and the securities or “Blue Sky” laws of certain U.S. state or non-U.S. jurisdictions.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding (A) options, warrants, preemptive rights, rights of first refusal or other rights to purchase from the Company or any of its subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any subsidiary to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Company’s subsidiaries except (i) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) solely with respect to Subsidiaries as are not material, nor reasonably expected to be material, to the Company and the Subsidiaries taken as a whole.

(p)            Stock Exchange Listing.  The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on NYSE MKT LLC (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.  To the Company’s knowledge, it is in compliance with all applicable listing requirements of NYSE.

(q)            Compliance with Existing Instruments.  Neither the Company nor any of the Significant Subsidiaries is in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”).  None of the subsidiaries of the Company is in violation of its Charter Documents except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries is (i) in violation of any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”) of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), applicable to any of them or any of their respective properties; or (ii) in breach of or default under any bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, the “Applicable Agreements”), except, in the case of each of clauses (i) and (ii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default or a “Debt Repayment Triggering Event” (as defined below) under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Company or any of the Significant Subsidiaries or any of their respective properties.

(r)            No Conflicts.  Neither the execution, delivery or performance of this Agreement nor the consummation of the offering contemplated by this Agreement (including the use of proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) or a Debt Repayment Triggering Event under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries, the imposition of any penalty or a Debt Repayment Triggering Event under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, (iii) any Applicable Law or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company and the Subsidiaries, except to the extent any such conflict, violation, breach or default under clauses (ii), (iii) or (iv) above, would not, individually or in the aggregate, be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s)            No Consents.  No consent, approval, authorization, order, filing or registration of or with any Governmental Authority or third party is required for execution, delivery or performance of this Agreement or the consummation of the offering contemplated by this Agreement, except such (i) those that have been official or made, as the case may be, that are in full force and effect, (ii) as may be required under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions or other non-U.S. laws applicable to the purchase of the Shares outside the U.S. in connection with the offering contemplated by this Agreement and (iii) those the failure of which to obtain or make such consent, approval, authorization, order, filing or registration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)            Compliance with Laws.  The Company and the Subsidiaries and, to the knowledge of the Company, the Target Entities, have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u)            No Material Applicable Laws or Proceedings.  (i) No Applicable Law shall have been enacted, adopted or issued shall have been passed or issued, (ii) no stop order suspending the qualification or exemption from qualification of any of the Shares in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the Company’s knowledge, be pending or contemplated as of the Closing Date and (iii) there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the knowledge of the Company, threatened or contemplated by Governmental Authorities or threatened by others that, with respect to each of clauses (i), (ii) and (iii) of this paragraph (A) would restrain, enjoin, prevent or interfere with the consummation of the offering contemplated by this Agreement or (B) would, individually or in the aggregate, have a Material Adverse Effect.

(v)            Intellectual Property Rights. To the knowledge of the Company, each of the Company, the Subsidiaries and the Target Entities, owns, is licensed to use or otherwise has the right to use, all Intellectual Property necessary for the conduct of its businesses as currently conducted except where the failure to own, license or have the right to use would not, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Intellectual Property will be free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects.  Neither the Company nor the Subsidiaries, nor, to the knowledge of the Company, the Target Entities, is a party to, or bound by, any options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are necessary to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus to avoid a material misstatement or omission and are not described therein.  No claims have been asserted and are pending by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries, or to the knowledge of the Company, the Target Entities, or questioning the validity or effectiveness of any such Intellectual Property, other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect.  “Intellectual Property” means patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names.

(w)            All Necessary Permits.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except with respect to the consents required to complete the Company’s acquisition of the Target Entities, each of the Company and the Subsidiaries and, to the knowledge of the Company, the Target Entities, possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now or proposed to be conducted as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (“Permits”); each of the Company and the Subsidiaries, and, to the knowledge of the Company, the Target Entities, has fulfilled and performed all of its obligations with respect to such Permits, except where the failure so do so would not, individually or in the aggregate, have a Material Adverse Effect; no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or has resulted, or after notice or lapse of time would result, in any other material impairment of the rights of the holder of any such Permit except any such event that would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or the Subsidiaries, nor, to the knowledge of the Company, the Target Entities, has received or has any reason to believe it will receive any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(x)            Title to Properties.   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and the Subsidiaries and, to the knowledge of the Company, the Target Entities, has good, marketable and valid title to all real property owned by it and good title to all personal property owned by it and good and valid title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will be free and clear of all security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects.

(y)            Tax Law Compliance.  All Tax (as hereinafter defined) returns required to be filed by the Company and each of the Subsidiaries have been filed and all such returns are true, complete and correct in all material respects.  All material Taxes that are due from the Company and the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with GAAP. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, there are no actual or proposed Tax assessments against the Company or any of the Subsidiaries or, to the knowledge of the Company, the Target Entities. The accruals on the books and records of the Company and the Subsidiaries and, to the knowledge of the Company, the Target Entities, in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all U.S. and non-U.S. federal, state, local and taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(z)            Insurance.  Each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.  All policies of insurance insuring the Company or any of the Subsidiaries, or their respective businesses, assets, employees, officers and directors are in full force and effect.  The Company and the Subsidiaries and are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)         Compliance with Environmental Laws.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and the Subsidiaries is (i) in compliance with any and all applicable U.S. or non-U.S. federal, state and local laws and regulations relating to health and safety (as it relates to exposure to hazardous or toxic substances), or the pollution or the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of, and is not aware of, any actual or potential liability for damages to natural resources or the investigation or remediation of any disposal, release or existence of hazardous or toxic substances or wastes, pollutants or contaminants.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar U.S. or non-U.S. state or local Environmental Laws or regulation requiring the Company or any of the Subsidiaries to investigate or remediate any pollutants or contaminants.  In the ordinary course of its business, the Company periodically reviews the effects of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs would not have a Material Adverse Effect.

(bb)         ERISA Matters.  Except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Company, the Subsidiaries and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, which the Company, the Subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). Except as would not, individually or in aggregate, have a Material Adverse Effect, none of the Company, the Subsidiaries or any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.  “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(cc)         Labor Matters.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries, nor to the knowledge of the Company, the Target Entities, is party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company or the Subsidiaries, nor to the knowledge of the Company, the Target Entities, and, to the knowledge of the Company, no union organizing activities are taking place that, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) to the knowledge of the Company, no union organizing or decertification efforts are underway or threatened against the Company, the Subsidiaries or the Target Entities; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Company or the Subsidiaries, nor to the knowledge of the Company, the Target Entities, or, to the Company’s knowledge, threatened against the Company or the Significant Subsidiaries, or to the knowledge of the Company, the Target Entities; (iv) there is no worker’s compensation liability, experience or matter that could reasonably be expected to have a Material Adverse Effect; (v) to the knowledge of the Company, there is no threatened or pending liability against the Company or the Subsidiaries, or to the knowledge of the Company, the Target Entities, pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; (vi) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending against the Company or the Subsidiaries, or to the knowledge of the Company, the Target Entities, that could, individually or in the aggregate, have a Material Adverse Effect; (vii) to the knowledge of the Company, no employee or agent of the Company or the Subsidiaries, or to the knowledge of the Company, the Target Entities, has committed any act or omission giving rise to liability for any violation identified in subsection (v) and (vi) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (viii) no term or condition of employment exists through arbitration awards, settlement agreements or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

(dd)         Investment Company Act.  The Company has been advised of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”); as of the date hereof and, after receipt of payment for the Offered Shares, or after the application of the proceeds therefrom as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries is not and will not be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act; and following the Closing, the Company and its Subsidiaries will conduct their businesses in a manner so as not to be required to register under the Investment Company Act.

(ee)         No Price Stabilization or Manipulation; Compliance with Regulation M.  Neither the Company nor any of its affiliates has and, to the Company’s knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of any of the Shares or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Shares, or (iii) except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ff)           Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been disclosed as required.  There are no material outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(gg)        FINRA Matters.  All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Offered Shares is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA  pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

(hh)        Parties to Lock-Up Agreements.  The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from each of the persons listed on Exhibit B.  Such Exhibit B lists under an appropriate caption the directors and executive officers of the Company.  If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to Jefferies a Lock-up Agreement.

(ii)            Statistical and Market-Related Data.  All statistical, demographic and market‑related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate.  To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(jj)            No Unlawful Contributions or Other Payments.  Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, the Target Entities, nor any employee or agent of the Company, the Subsidiaries or the Target Entities, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(kk)        Foreign Corrupt Practices Act.  None of the Company or any Subsidiary or, to the knowledge of the Company, any director, officer, employee or any agent or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non U.S. anti-bribery statute or regulation including the Bribery Act of 2010; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee.

(ll)            Money Laundering.  The operations of the Company, the Subsidiaries and, to the knowledge of the Company, the Target Entities, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(mm)      OFAC.  Neither the Company nor the Subsidiaries nor, to the Company’s knowledge, the Target Entities, nor any director, officer, agent, employee or Affiliate of the Company, any of the Subsidiaries or the Target Entities or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(nn)        No Brokers.  Neither the Company nor any of its affiliates has engaged any broker, finder, commission agent or other person (other than the Underwriter) in connection with the offering contemplated by this Agreement, and neither the Company nor any of its affiliates is under any obligation to pay any broker’s fee or commission in connection with such offering (other than commissions or fees to the Underwriter).

(oo)         Forward-Looking Statements.  Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying important  factors that could cause actual results to differ materially from those in such forward‑looking statement.  No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading in any material respect.

(pp)         Rating Agencies.  No “nationally recognized statistical rating organization” (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or any of the Subsidiaries or to any securities of  the Company or any of the Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

(qq)          No Restrictions on Payments of Dividends.  Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no encumbrance or restriction on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(rr)          Sarbanes-Oxley.  There is and has been no failure on the part of the Company and the Significant Subsidiaries or any of the officers and directors of the Company or any of the Significant Subsidiaries, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ss)          Stamp Taxes.  There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Shares.

Any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering contemplated by this Agreement shall be deemed a representation and warranty by the Company or any such Subsidiary (and not individually by such officer) to the Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1.  The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.           Purchase, Sale and Delivery of the Offered Shares.

(a)            The Firm Shares.  Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 7,350,000 Firm Shares.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A.  The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $6.65 per share.

(b)            The First Closing Date.  Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of White & Case LLP (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on November 9, 2015, or such other time and date not later than 1:30 p.m. New York City time, on November 9, 2015 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”).  The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c)            The Optional Shares; Option Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,102,500 Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm Shares but not payable on Optional Shares.  The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which certificates for the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares).  Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representative and shall not be earlier than three or later than five full business days after delivery of such notice of exercise.  If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares.  The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)            Public Offering of the Offered Shares.  The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(e)            Payment for the Offered Shares.  i) Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(ii)            It is understood that the Representatives has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase.  Jefferies, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)            Delivery of the Offered Shares.  The Company shall deliver, or cause to be delivered to the Representative for the accounts of the several Underwriters certificates for the Firm at the First Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Company shall also deliver, or cause to be delivered to the Representative for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the Offered Shares shall be registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representative may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.          Additional Covenants of the Company.

The Company further covenants and agrees with each Underwriter as follows:

(a)            Delivery of Registration Statement, Time of Sale Prospectus and Prospectus.  The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)            Representative’s Review of Proposed Amendments and Supplements.  During the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representative for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the  Representative’s prior written consent.  Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement.  The Company shall not file or use any such proposed amendment or supplement without the Representative’s prior written consent.  The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)            Free Writing Prospectuses.  The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representative’s prior written consent.  The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request.  If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representative’s prior written consent.

(d)            Filing of Underwriter Free Writing Prospectuses.  The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)            Amendments and Supplements to Time of Sale Prospectus.  If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            Certain Notifications and Required Actions.  After the date of this Agreement, the Company shall promptly advise the Representative in writing of:  (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission related to the offering contemplated by this Agreement ; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement relating to the offering contemplated by this Agreement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus relating to the offering contemplated by this Agreement; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement relating to the Offering contemplated by this Agreement or any post-effective amendment thereto relating to the offering contemplated by this Agreement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus relating to the offering contemplated by this Agreement, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order relating to the offering contemplated by this Agreement at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act relating to the offering contemplated by this Agreement and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 relating to the offering contemplated by this Agreement were received in a timely manner by the Commission.

(g)            Amendments and Supplements to the Prospectus and Other Securities Act Matters.  If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3(b) and Section 3(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.  Neither the Representative’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).

(h)            Blue Sky Compliance.  The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified (or where it would be subject to taxation as a foreign corporation).  The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)            Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)            Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(k)            Continued Compliance with Securities Laws.  The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus.  Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

(l)            Listing.  The Company will use its best efforts to list, subject to notice of issuance, the Offered Shares on the NYSE.

(m)            Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet.  If requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares.  As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Jefferies, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).  The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, an electronic copy of, or electronic access to, the Time of Sale Prospectus.

(n)            Agreement Not to Offer or Sell Additional Shares.   During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of Jefferies (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a‑1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise (each of clauses (i)-(v), a “Disposition”); (vi) announce the offering of any Shares or Related Securities; (vii) file any registration statement or prospectus supplement under the Securities Act in respect of any Shares or Related Securities; or (viii) publicly announce the intention to do any of the foregoing; provided, however, these restrictions shall not apply to (A) the issuance and sale of the Shares to be sold hereunder, (B) the Disposition of Common Stock, the issuance of options to purchase Common Stock or the grant of any other equity-based awards (including securities convertible into Common Stock) upon exercise, conversion, settlement or vesting of any warrants, share options, restricted share units or other derivative securities or share-based awards granted pursuant to the Company’s equity incentive and employee benefit plans (including employee share purchase plans) and the issuance of any securities or options to purchase securities, or issue securities upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in any registration statement on Form S-8 filed by the Company with the Commission,(C) Dispositions of any securities or Related Securities pursuant to existing contractual rights, including existing acquisition agreements and the conversion of the Company’s preferred stock, participation rights related to the Company’s preferred stock or rights under the warrant issued to Philip Falcone, (D) the Disposition of, entry into any agreement providing for the Disposition of or entry into any transaction or device that is designed to, or would be expected to, result in the Disposition at any time in the future of, Common Stock or any other securities of the Company (i) to any third party seller(s) or its respective affiliates, in each case in connection with any acquisition of assets or debt or equity interests by the Company or any of its subsidiaries, investments or affiliates from such seller(s) or (ii) in connection with a transaction with any third party that includes a bona fide commercial relationship with the Company or any of its subsidiaries, investments or affiliates (including any joint venture, marketing or distribution arrangement, strategic alliance, collaboration agreement or corporate partnering or license agreement); provided that, in the case of this subclause (D), the aggregate number of Shares issued or issuable in all such Dispositions does not exceed 10% of the outstanding Shares of the Company immediately following the First Closing Date and prior to any such Disposition, the Company shall cause each recipient of such issued or issuable Shares to execute and deliver to Jefferies a lock-up agreement substantially in the form of the agreement attached hereto as Exhibit B, and (E) the Disposition of Common Stock or other securities pursuant to the documentation entered into in connection with or otherwise governing, the Company’s preferred stock, including any Disposition pursuant to, in lieu of or in substitution for participation rights under the purchase agreements related to the Company’s outstanding preferred stock. This paragraph shall not prohibit the filing by the Company of any registration statement or any amendment to any registration statement or prospectus supplement to any such registration statement or amendment with the Commission relating to (i) any of the Common Stock sold hereunder, (ii) resales any of any securities of the Company in respect of which the Company has a contractual obligation as of the date of this Agreement to file a registration statement or any amendment to any registration statement or prospectus supplement to any such registration statement or amendment, or (iii) the filing of any registration statement on Form S-8 with respect to the Company’s equity incentive and employee benefit plans (including employee share purchase plans). For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

(o)            Future Reports to the Representative.  During the period of five years hereafter, the Company will furnish to the Representative, c/o Jefferies, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3(o) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(p)            Investment Limitation.  The Company shall not invest or otherwise use the net proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(q)            No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(r)            Enforce Lock-Up Agreements.  During the Lock-up Period, the Company will direct its transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by the “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 6(j) hereof and that are recorded in the books and records of the transfer agent for the duration of the periods contemplated in such agreements.

Section 4.           Payment of Fees and Expenses.

(a)            On the First Closing Date, the Company agrees to pay Jefferies an advisory fee of $1,000,000 for certain advisory services provided to the Company by Jefferies in connection with the offering of the Offered Shares (the “Advisory Services”). If the Company requests and Jefferies agrees to perform additional services other than the Advisory Services, then the Company and Jefferies shall agree to such additional fees, if any, as are customary for Jefferies taking into account the nature of the additional services to be provided.

(b)            The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, and attorneys’ fees and expenses incurred by the Company or the Underwriters (such attorney’s fees of the Underwriter not to exceed U.S. $12,500) in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Shares, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters (which such fees shall not exceed U.S. $12,500), (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the costs of any aircraft chartered in connection with the road show, (ix) the fees and expenses associated with listing the Offered Shares on the NYSE, and (x) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement.  Notwithstanding any of the foregoing to the contrary, the aggregate amount of any fees to be reimbursed to the Underwriter under this Section 4 shall not exceed U.S. $25,000. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

 Section 5.              Covenant of the Underwriters.  Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6.          Conditions of the Obligations of the Underwriters.  The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)            Comfort Letters.  On the date hereof, the Representative shall have received from BDO USA, LLP, independent registered public accountants for the Company, and from Grant Thornton LLP, BDO LLP and Ernst & Young LLP, independent auditors, letters dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)            Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

 (i)            The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act.

 (ii)            No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c)            No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

 (i)            in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

 (ii)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its Significant Subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(d)            Opinion of Counsel for the Company.  On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinion of Latham & Watkins LLP, counsel for the Company, dated as of such date, substantially in the form attached hereto as Exhibit C and to such further effect as the Representative shall reasonably request.

(e)            Opinion of Counsel for the Company.  On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinion of Latham & Watkins LLP, counsel for the Company, dated as of such date, substantially in the form attached hereto as Exhibit D related to certain tax matters and to such further effect as the Representative shall reasonably request.

(f)            Opinion of Counsel for the Underwriters.  On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinion of White & Case LLP, counsel for the Underwriters in connection with the offer and sale of the Offered Shares, in form and substance satisfactory to the Underwriters, dated as of such date.

(g)            Officers’ Certificate.  On each of the First Closing Date and each Option Closing Date, the Representative shall have received a certificate executed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

 (i)            for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

 (ii)            the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

 (iii)            the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(h)           Chief Financial Officers’ Certificate (Target Entities).  On the date of this Agreement, the Representative shall have received a certificate executed by the Chief Financial Officer of American Financial Group, dated as of such date, in form and substance satisfactory to the Representative.

(i)            Bring-down Comfort Letters.  On each of the First Closing Date and each Option Closing Date the Representative shall have received from BDO USA, LLP, independent registered public accountants for the Company, and from Grant Thornton LLP, BDO LLP and Ernst & Young LLP, independent auditors, letters dated such date, in form and substance satisfactory to the Representative, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(j)            Lock-Up Agreements.  On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit A hereto from each of the persons listed on Exhibit B hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(k)           Rule 462(b) Registration Statement.  In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(l)            Additional Documents.  On or before each of the First Closing Date and each Option Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice from Jefferies to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4 , Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.               Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representative pursuant to Section 6 or 11, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Offered Shares, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8.               Effectiveness of this Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9.          Indemnification.

(a)            Indemnification of the Underwriters.  The Company  agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representative in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(b) below.  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)            Indemnification of the Company, its Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representative in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company  hereby acknowledges that the only information that the Representative has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are (i) the first two sentences of the first paragraph under the caption “Underwriting―Commission and Expenses,” (ii) (the statements concerning stabilizing transactions and syndicate covering transactions under the caption “Underwriting—Stabilization” and (iii) the first sentence of the first paragraph under the caption “Underwriting—Electronic Distribution” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)            Notifications and Other Indemnification Procedures.  As promptly as reasonably practicable after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable and documented costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Jefferies (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)            Settlements.  The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10.                 Contribution.  If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A.  For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 11.            Termination of this Agreement.  Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by Jefferies by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of Jefferies is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of Jefferies there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of Jefferies may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 12.            No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company , and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 13.            Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 14.            Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:	Jefferies LLC
520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437
Attention: General Counsel

with a copy to:	White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Facsimile: (212) 354-8113
Attention: Colin Diamond

If to the Company:	HC2 Holdings, Inc.
505 Huntmar Park Drive, Suite 325,
Herndon, VA 20170
Phone: (703) 865-0700
Attention: Andrea L. Mancuso

with a copy to:	Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Facsimile: (212) 751-4864
Attention: Senet Bischoff

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15.                 Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 16.            Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17.            Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 18.            General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

HC2 HOLDINGS, INC.

By:	/s/ Philip Falcone
Name: Philip Falcone
Title: Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter in New York, New York as of the date first above written.

JEFFERIES LLC

By:	/s/ Andrea Lee
Name: Andrea Lee
Title: Global Head of Specialty Finance

Schedule A

Underwriters	Number of Firm Shares to be Purchased
Jefferies LLC	7,350,000
Total	7,350,000

Schedule B1

List of Subsidiaries

Entity Name (Jurisdiction of Formation)

1.	Schuff International, Inc. (DE)

2.	Schuff Holding Company (DE)

3.	Addison Structural Services, Inc. (FL)

4.	Quincy Joist Company (DE)

5.	On-Time Steel Management Holding, Inc. (DE)

6.	Schuff Steel Management Company- Southwest, Inc.(DE)

7.	Schuff Steel Management Company- Southeast L.L.C. (DE)

8.	Schuff Steel Management Company- Colorado L.L.C. (DE)

9.	Schuff Merger Sub, Inc. (DE)

10.	Schuff Steel Company- Panama S de RL (Panama)

11.	Schuff Steel Company (DE)

12.	Schuff Steel Atlantic, LLC (FL)

13.	Schuff Premier Services LLC (DE)

14.	Schuff Steel- Gulf Coast, Inc. (DE)

15.	HC2 Holdings 2, Inc. (DE)

16.	HC2 Tech Ventures, LLC (DE)

17.	HC2 Investment Securities, Inc. (DE)

18.	Pansend Life Sciences, LLC (DE)

19.	Genovel Orthopedics, Inc. (DE)

20.	ANG Holdings, Inc. (DE)

21.	American Natural Gas, LLC (NY)

22.	Global Marine Holding, LLC (DE)

23.	Bridgehouse Marine Ltd. (UK)

24.	Global Marine Systems Ltd. (UK)

25.	Global Marine Systems Oil and Gas Ltd. (UK)

26.	Global Marine Systems (Investments) Ltd. (UK)

27.	Red Sky Subsea Limited (UK)

28.	Global Marine Systems Pension Trustee Limited (UK)

29.	GMSL Employee Benefit Trust (UK)

30.	Global Marine Systems (Vessels) Limited (UK)

31.	Global Marine Systems (Vessels II) Limited (UK)

32.	GMS Guernsey Pension Plans Limited (Guernsey)

33.	Global Marine Systems (Americas) Inc. (DE)

34.	Global Cable Technology Ltd. (UK)

35.	GMSG Limited (Guernsey)

36.	Global Marine Systems (Netherlands) BV (Netherlands)

37.	Global Marine Systems (Depots) Limited (Canada)

38.	Global Marine Search Limited (UK)

39.	Global Marine Systems (Bermuda) Ltd. (Bermuda)

40.	Vibro-Einspultechnik Duker- and Wasserbau Gmbh (Germany)

41.	Global Marine Cable Systems Pte Limited (Singapore)

42.	Huawei Marine Networks Co., Limited (China)

43.	PTGi International Holding, Inc. (DE)

44.	HC2 International, Inc. (DE)

45.	St. Thomas & San Juan Telephone Company, Inc. (US Virgin Islands)

46.	STSJ Overseas Telephone Company, Inc. (Puerto Rico)

47.	Primus Telecommunications El Salvador SA de C.V. (El Salvador)

48.	Arbinet Corporation (DE)

49.	Arbinet-theexchange Ltd. (UK)

50.	PTGi International Carrier Services, Inc. (DE)

51.	PTGi-ICS Limited (UK)

52.	HC2 Europe BV (Netherlands)

53.	Delta One America Do Sul (Brazil)

54.	PTGi AG (Switzerland)

55.	PTI Telecom GmbH (Austria)

56.	PTGi S.r.l. (Italy)

57.	DMi, Inc. (DE)

58.	R2 Dermatology Incorporated (DE)

59.	Continental Insurance Group Ltd. (DE)

60.	Continental Insurance, Inc. (DE)

Schedule B2

List of Equity Method Investees

1.	Benevir Biopharm, Inc.

2.	Global Cable Technology Ltd.

3.	Huawei Marine Networks Co., Ltd

4.	International Cableship Pte., Ltd.

5.	Kaneland, LLC

6.	MediBeacon, Inc.

7.	NerVve Technologies, Inc.

8.	Novatel Wireless, Inc.

9.	S. B. Submarine Systems Co., Ltd.

10.	Sembawang Cable Depot Pte., Ltd.

11.	Visser Smit Global Marine Partnership

Schedule B3

List of Target Entities

1.	United Teacher Associates Insurance Company

2.	Continental General Insurance Company

Schedule C

Free Writing Prospectuses Included in the Time of Sale Prospectus

•	None

Exhibit A

Form of Lock-up Agreement

In the form agreed by the Underwriter and the Company

Exhibit B

Directors and Executive Officers
Signing Lock-up Agreement
Directors:

Philip A. Falcone

Robert M. Pons

Wayne Barr, Jr.

Robert V. Leffler

Daniel Tseung

Executive Officers:

Philip A. Falcone

Keith M. Hladek

Michael Sena

Paul K. Voigt

Robert M. Pons

Ian W. Estus

Andrea L. Mancuso

Exhibit C

Form of Opinion from Company Counsel

In the form agreed by the Underwriter and the Company

Exhibit D

Form of Tax Opinion from Company Counsel

In the form agreed by the Underwriter and the Company